                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2000-A OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of February 28, 2001
                    for Distribution Date of March 20, 2001


===================================================================================================================
COLLECTIONS
                                                                                                        DOLLARS

Payments received                                                                                    115,000,823.35
   Plus:
         Servicer Advances                                                   739,446.49
         Reimbursement of holds                                              430,347.57
                                                                        ----------------
                                                                                                       1,169,794.06
   Less:
         Reimbursement Advances
         Funds deposited in Holds Account                                   (532,463.03)
                                                                            (534,122.38)
                                                                        ----------------
                                                                                                      (1,066,585.41)
                                                                                                  ------------------
Total Funds Available for Distribution                                                               115,104,032.00
                                                                                                  ==================

DISTRIBUTIONS


   Servicing Fee                                                           2,771,689.00
   Trustee and Other Fees                                                  1,126,995.39
   Other Miscellaneous Payments                                                    0.00
                                                                          -------------


Total Fee Distribution                                                                                 3,898,684.39

   Note Interest Distribution Amount - Class A-1                  0.00
   Note Interest Distribution Amount - Class A-2          4,611,847.71
   Note Interest Distribution Amount - Class A-3          6,588,250.00
   Note Interest Distribution Amount - Class A-4          5,168,475.00
                                                         -------------

Total Class A interest Distribution                                       16,368,572.71

   Note Principal Distribution Amount - Class A-1                 0.00
   Note Principal Distribution Amount - Class A-2        92,228,062.09
   Note Principal Distribution Amount - Class A-3                 0.00
   Note Principal Distribution Amount - Class A-4                 0.00
                                                    ------------------

Total Class A Principal Distribution                                      92,228,062.09
                                                                         --------------

Total Class A Principal and Interest Distribution                                                    108,596,634.80

   Spread Account Deposit                                                                              2,608,712.81
                                                                                                    ---------------
Total Distributions                                                                                  115,104,032.00
                                                                                                    ===============

                        WFS FINANCIAL 2000-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2001
                     for Distribution Date of March 20, 2001

===================================================================================================================

PORTFOLIO DATA:
                                                           # of loans
      Beginning Security Balance                                70,826                      910,773,548.09

          Less:    Scheduled Principal Balance                     (21)   (41,286,396.17)
                   Full Prepayments                             (3,344)   (33,780,505.85)
                   Partial Prepayments                               0              0.00
                   Liquidations                                 (1,351)   (17,161,160.07)
                                                                          ---------------
                                                                                            (92,228,062.09)
                                                                                            --------------
      Ending Security Balance                                   66,110                      818,545,486.00
                                                                                            ==============


OTHER RELATED INFORMATION:

Spread Account:

          Beginning Balance                                                63,011,108.78
                Deposits                                                    2,608,712.81
                Reductions                                                          0.00
                                                                          --------------
          Ending Balance                                                                     65,619,821.59
                                                                                             =============

          Beginning Initial Deposit Repayment                              48,000,000.00
                Repayments                                                          0.00
                                                                           --------------
          Ending Initial Deposit Repayment                                                   48,000,000.00
                                                                                             =============


Modified Accounts:
          Principal Balance                                                         0.00%             0.00
          Scheduled Balance                                                         0.00%             0.00

Servicer Advances
          Beginning Unreimbursed Advances:                                    871,999.87
          New Advances                                                        739,446.49
          Advances Reimbursed                                                (532,463.03)
                                                                            -------------
          Ending Unreimbursed Advances:                                                       1,078,983.33

Holding Account:
          Beginning Balance                                                 1,156,789.93
          Funds Deposited                                                     534,122.38
          Withdrawal to Collection Account                                   (430,347.57)
                                                                           --------------
          Ending Balance                                                                      1,260,564.74

Net Charge-Off Data:                                       # of loans
          Charge-Offs                                            4,415     23,254,508.88
          Recoveries                                            (2,690)    (4,274,249.95)
                                                                          ---------------
          Net Charge-Offs                                        1,725                       18,980,258.93

Delinquencies ( P&I):                                      # of loans
      30-59 Days                                                 1,563     18,911,650.05
      60-89 Days                                                   445      4,979,219.87
      90-119 Days                                                  229      2,611,195.48
      120 days and over                                             14        198,171.21

Repossessions                                                      111        789,570.02

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
   9.01 of the Sale and Servicing Agreement)                         0                                0.00

Charge-Off Percentage                                                                                 5.05%
Delinquency Percentage                                                                                1.09%

WAC                                                                                                14.5627%
WAM                                                                                                 50.388
===================================================================================================================

                        WFS FINANCIAL 2000-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2001
                     for Distribution Date of March 20, 2001


===================================================================================================================================
                             Beginning           Note Quarterly                                 Total
          Original          Outstanding             Principal              Prior              Principal             Principal
          principal          Principal            Distributable          Principal          Distributable         Distribution
 Classes  Balance             Balance                Amount              Carryover              Amount               Amount
===================================================================================================================================

 A-1      216,000,000.00                0.00                  0.00                 0.00                 0.00                  0.00


 A-2      340,000,000.00      266,773,548.09         92,228,062.09                 0.00        92,228,062.09         92,228,062.09


 A-3      365,000,000.00      365,000,000.00                  0.00                 0.00                 0.00                  0.00


 A-4      279,000,000.00      279,000,000.00                  0.00                 0.00                 0.00                  0.00



===================================================================================================================================

TOTAL   1,200,000,000.00      910,773,548.09         92,228,062.09                 0.00        92,228,062.09         92,228,062.09
===================================================================================================================================





===================================================================================================================================
                                                                              Remaining              Total
                 Original               Principal           Current          Outstanding           Principal
                 principal             Distribution         Principal          Principal           and Interest
 Classes         Balance                 Amount            Carryover           Balance            Distribution
===================================================================================================================================


 A-1             216,000,000.00                   0.00            0.00                  0.00                 0.00


 A-2             340,000,000.00          92,228,062.09            0.00        174,545,486.00        96,839,909.80


 A-3             365,000,000.00                   0.00            0.00        365,000,000.00         6,588,250.00


 A-4             279,000,000.00                   0.00            0.00        279,000,000.00         5,168,475.00


===================================================================================================================================

TOTAL          1,200,000,000.00          92,228,062.09            0.00        818,545,486.00       108,596,634.80

===================================================================================================================================





===================================================================================================================================
                         Note Quarterly                    Total
                           Interest          Prior       Interest         Interest       Current        Deficiency      Policy
  Note       Interest    Distributable      Interest   Distributable    Distribution    Interest           Claim        Claim
 Classes       Rate        Amount         Carryover      Amount            Amount       Carryover         Amount        Amount
===================================================================================================================================


   A-1        6.284%              0.00        0.00             0.00             0.00      0.00               0.00          0.00

   A-2        6.915%      4,611,847.71        0.00     4,611,847.71     4,611,847.71      0.00               0.00          0.00

   A-3        7.220%      6,588,250.00        0.00     6,588,250.00     6,588,250.00      0.00               0.00          0.00

   A-4        7.410%      5,168,475.00        0.00     5,168,475.00     5,168,475.00      0.00               0.00          0.00





                                                                                                    ===============================

                                                                                                             0.00          0.00

                                                                                                    ===============================
                                                                                                    ===============================

                                                                                                     Note Percentage   100.000000%


==============================================================================================

                                                                                                 Certificate Percentage  0.000000%
  TOTAL                  16,368,572.71        0.00    16,368,572.71    16,368,572.71      0.00

===================================================================================================================================



                        WFS FINANCIAL 2000-A OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of February 28, 2001
                     for Distribution Date of March 20, 2001


================================================================================


Detailed Reporting

                                       See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 28, 2001 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 2000.







                                   -----------------------------------
                                   Mark Olson
                                   Senior Vice President
                                   Controller





                                   -----------------------------------
                                   Susan Tyner
                                   Vice President
                                   Assistant Controller







================================================================================